EXHIBIT 99.1

Nanophase Reports Second Quarter 2015 Financial Results

The Company's Financial Conference Call is Scheduled for July 30, 2015 at 11am EDT

ROMEOVILLE, Ill., July 29, 2015 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the second quarter ended June 30, 2015.

"As in our first quarter, we again moved past a slow start to show strength at the end of the second," commented Nanophase CEO and President Jess Jankowski. "While down on a year to date basis, our personal care business improved at the end of the second quarter and appears stronger entering the third quarter than we expected a few months ago. Revenue outside of this area was up substantially from the prior year, which filled most of that gap. The second quarter of 2015 saw our first and second commercial shipments of one of our energy-related products, and we expect more to follow. We have received more orders for surface finishing (polishing) products than we shipped during all of 2014, and have shipped more product in this area through June 2015 than we did all of last year."

Six Months Ended June 30, 2015 Financial Highlights

  Revenue for the first six months of 2015 was $5.2 million, vs. the $5.5 million reported during the same period of 2014.

  The net loss for the first six months of 2015 was $0.7 million, or a loss of $0.02 per share, compared to a net loss of $0.5 million, or $0.02 per share, for the comparable period of 2014.

  The Company finished the quarter with approximately $1.2 million in cash and cash equivalents; the Company borrowed $250,000 on its working capital line on June 29th and repaid that borrowing during early July.

Second Quarter 2015 Financial Highlights

  Revenue for the second quarter was $2.9 million for both 2015 and 2014.

  The net loss for the quarter was $0.1 million, or a loss of $0.00 per share, for both 2015 and 2014.

Jankowski continued, "It appears that the drop in the Personal Care business will be less significant than we announced previously, which should allow more of our revenue to reflect growth as opposed to replacement revenue. We continue to develop complementary revenue streams and now expect full year performance to meet or exceed that of 2014. This is a welcome expectation after a difficult beginning."

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company's current and long-term prospects.

Second Quarter 2015 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's President & CEO, is scheduled for July 30, 2015, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 60021962. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 27, 2015. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	June 30,
	2015	December 31,
ASSETS	(Unaudited)	2014

Current assets:
Cash and cash equivalents	$ 1,155,637	$ 1,861,524
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on June 30, 2015 and December 31, 2014	1,588,416	387,760
Other receivable	130	65
Inventories, net	534,673	950,106
Prepaid expenses and other current assets	288,289	367,860
Total current assets	3,567,145	3,567,315

Equipment and leasehold improvements, net	2,024,714	2,137,549
Other assets, net	23,630	24,864
	$ 5,615,489	$ 5,729,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of Credit	250,000	--
Current portion of capital lease obligations	80,857	69,733
Accounts payable	684,670	492,718
Accrued expenses	459,435	412,824
Total current liabilities	1,474,962	975,275

Long-term portion of capital lease obligations	133,597	120,787
Long-term deferred rent	570,111	621,475
Asset retirement obligation	169,169	166,099
Total long-term liabilities	872,877	908,361

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,585,496 and 28,516,163 shares issued and outstanding on June 30, 2015 and December 31, 2014, respectively	285,855	285,162
Additional paid-in capital	96,085,866	95,965,739
Accumulated deficit	(93,104,071)	(92,404,809)
Total stockholders' equity	3,267,650	3,846,092
	$ 5,615,489	$ 5,729,728
NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
Product revenue, net	$ 2,921,386	$ 2,847,600	$ 5,221,184	$ 5,423,361
Other revenue	16,228	29,734	26,615	38,935
Net revenue	2,937,614	2,877,334	5,247,799	5,462,296

Operating expense:
Cost of revenue	1,945,526	1,845,571	3,690,077	3,722,844
Gross profit	992,088	1,031,763	1,557,722	1,739,452

Research and development expense	342,980	336,196	644,890	673,583
Selling, general and administrative expense	739,291	764,943	1,606,366	1,562,943
Loss from operations	(90,183)	(69,376)	(693,534)	(497,074)
Interest income	--	326	--	696
Interest expense	(3,204)	(1,434)	(5,728)	(3,037)
Other, net	--	--	--	--
Loss before provision for income taxes	(93,387)	(70,484)	(699,262)	(499,415)
Provision for income taxes	--	--	--	--
Net loss	$ (93,387)	$ (70,484)	$ (699,262)	$ (499,415)

Net loss per share - basic and diluted	$ --	$ --	$ (0.02)	$ (0.02)

Weighted average number of basic and diluted common shares outstanding	28,585,496	28,481,496	28,564,133	28,481,496

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue:
Product revenue, net	$ 2,921,386	$ 2,847,600	$ 5,221,184	$ 5,423,361
Other revenue	16,228	29,734	26,615	38,935
Net revenue	2,937,614	2,877,334	5,247,799	5,462,296

Operating expense:
Cost of revenue detail:
Depreciation	143,024	150,783	287,346	299,867
Non-Cash equity compensation	6,032	6,782	11,667	13,894
Other costs of revenue	1,796,470	1,688,006	3,391,064	3,409,083
Cost of revenue	1,945,526	1,845,571	3,690,077	3,722,844
Gross profit	992,088	1,031,763	1,557,722	1,739,452

Research and development expense detail:
Depreciation	28,765	24,807	58,730	52,441
Non-Cash equity compensation	8,999	14,917	17,344	31,059
Other research and development expense	305,216	296,472	568,816	590,083
Research and development expense	342,980	336,196	644,890	673,583

Selling, general and administrative expense detail:
Depreciation and amortization	10,085	9,695	20,268	19,164
Non-Cash equity compensation	32,369	27,610	65,074	61,032
Other selling, general and administrative expense	696,837	727,638	1,521,024	1,482,747
Selling, general and administrative expense	739,291	764,943	1,606,366	1,562,943
Loss from operations	(90,183)	(69,376)	(693,534)	(497,074)
Interest income	--	326	--	696
Interest expense	(3,204)	(1,434)	(5,728)	(3,037)
Other, net	--	--	--	--
Loss before provision for income taxes	(93,387)	(70,484)	(699,262)	(499,415)
Provision for income taxes	--	--	--	--
Net loss	$ (93,387)	$ (70,484)	$ (699,262)	$ (499,415)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	3,204	1,108	5,728	2,341
Addback Depreciation/Amortization	181,874	185,285	366,344	371,472
Addback Non-Cash Equity Compensation	47,400	49,309	94,085	105,985

Adjusted EBITDA	$ 139,091	$ 165,218	$ (233,105)	$ (19,617)
CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708